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Exhibit 10a


















                      ATLANTA GAS LIGHT COMPANY
                      NONQUALIFIED SAVINGS PLAN























                                                          July, 1995

                      ATLANTA GAS LIGHT COMPANY
                      NONQUALIFIED SAVINGS PLAN

                          TABLE OF CONTENTS

                                                                Page

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . 1
     1.1   Account . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2   Active Participant. . . . . . . . . . . . . . . . . . . 1
     1.3   Administrative Committee. . . . . . . . . . . . . . . . 1
     1.4   Affiliate . . . . . . . . . . . . . . . . . . . . . . . 1
     1.5   Before Tax Account. . . . . . . . . . . . . . . . . . . 1
     1.6   Before Tax Contributions. . . . . . . . . . . . . . . . 1
     1.7   Before Tax Deferral Election. . . . . . . . . . . . . . 1
     1.8   Beneficiary . . . . . . . . . . . . . . . . . . . . . . 1
     1.9   Board . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.10  Break in Service. . . . . . . . . . . . . . . . . . . . 2
     1.11  Change in Control . . . . . . . . . . . . . . . . . . . 2
     1.12  Code. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.13  Company Contributions . . . . . . . . . . . . . . . . . 5
     1.14  Company Stock . . . . . . . . . . . . . . . . . . . . . 5
     1.15  Compensation. . . . . . . . . . . . . . . . . . . . . . 5
     1.16  Contributions . . . . . . . . . . . . . . . . . . . . . 5
     1.17  Controlling Company . . . . . . . . . . . . . . . . . . 5
     1.18  Covered Employee. . . . . . . . . . . . . . . . . . . . 5
     1.19  Deferral Election . . . . . . . . . . . . . . . . . . . 5
     1.20  Disability or Disabled. . . . . . . . . . . . . . . . . 6
     1.21  Effective Date. . . . . . . . . . . . . . . . . . . . . 6
     1.22  Eligibility Service . . . . . . . . . . . . . . . . . . 6
     1.23  Employee. . . . . . . . . . . . . . . . . . . . . . . . 6
     1.24  Entry Date. . . . . . . . . . . . . . . . . . . . . . . 6
     1.25  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.26  Forfeiture. . . . . . . . . . . . . . . . . . . . . . . 6
     1.27  Hour of Service . . . . . . . . . . . . . . . . . . . . 6
     1.28  Leave of Absence. . . . . . . . . . . . . . . . . . . . 7
     1.29  Matching Account. . . . . . . . . . . . . . . . . . . . 8
     1.30  Matching Contributions. . . . . . . . . . . . . . . . . 8
     1.31  Maternity or Paternity Leave. . . . . . . . . . . . . . 8
     1.32  Named Fiduciary . . . . . . . . . . . . . . . . . . . . 8
     1.33  Normal Retirement Age . . . . . . . . . . . . . . . . . 8
     1.34  Participant . . . . . . . . . . . . . . . . . . . . . . 8
     1.35  Participating Company . . . . . . . . . . . . . . . . . 8
     1.36  Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.37  Plan Year . . . . . . . . . . . . . . . . . . . . . . . 8
     1.38  Qualified Separation. . . . . . . . . . . . . . . . . . 8
     1.39  Qualified Spousal Waiver. . . . . . . . . . . . . . . . 8
     1.40  Spouse or Surviving Spouse. . . . . . . . . . . . . . . 8
     1.41  Retirement Savings Plus Plan or RSP . . . . . . . . . . 9

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     1.42  Trust or Trust Agreement. . . . . . . . . . . . . . . . 9
     1.43  Trustee . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.44  Trust Fund. . . . . . . . . . . . . . . . . . . . . . . 9
     1.45  Valuation Date. . . . . . . . . . . . . . . . . . . . . 9
     1.46  Year of Vesting Service . . . . . . . . . . . . . . . . 9

ARTICLE II ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . .10
     2.1   Initial Eligibility Requirements. . . . . . . . . . . .10
           (a)  General Rule . . . . . . . . . . . . . . . . . . .10
           (b)  New Participating Companies. . . . . . . . . . . .10
     2.2   Treatment of Interruptions of Service . . . . . . . . .10
           (a)  Leave of Absence . . . . . . . . . . . . . . . . .10
           (b)  Reemployment Before Break in Service . . . . . . .10
           (c)  Reemployment After Break in Service. . . . . . . .10
           (d)  Reparticipation Upon Reemployment. . . . . . . . .10
     2.3   Change in Status. . . . . . . . . . . . . . . . . . . .10
           (a)  Loss of Covered Employee Status. . . . . . . . . .10
           (b)  Change to Covered Employee Status. . . . . . . . .11
           (c)  Change by Participant. . . . . . . . . . . . . . .11

ARTICLE III  CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . .12
     3.1   Before Tax Contributions. . . . . . . . . . . . . . . .12
           (a)  Before Tax Contributions . . . . . . . . . . . . .12
           (b)  Deferral Elections . . . . . . . . . . . . . . . .12
     3.2   Matching Contributions. . . . . . . . . . . . . . . . .13
     3.3   Form of Contributions . . . . . . . . . . . . . . . . .13
     3.4   Timing of Contributions . . . . . . . . . . . . . . . .13

ARTICLE IV PARTICIPANTS' ACCOUNTS; CREDITING AND ALLOCATIONS . . .14
     4.1   Establishment of Participants' Accounts . . . . . . . .14
     4.2   Allocation and Crediting of Before Tax and Matching
           Contributions . . . . . . . . . . . . . . . . . . . . .14
     4.3   Allocation and Crediting of Investment Experience . . .14
           (a)  Determination of Earnings or Losses. . . . . . . .14
           (b)  Formula For Allocation . . . . . . . . . . . . . .14
     4.4   Notice to Participants of Account Balances. . . . . . .15
     4.5   Good Faith Valuation Binding. . . . . . . . . . . . . .15
     4.6   Errors and Omissions in Accounts. . . . . . . . . . . .15

ARTICLE V  INVESTMENT OF ACCOUNTS. . . . . . . . . . . . . . . . .16
     5.1   Establishment of Trust Fund . . . . . . . . . . . . . .16
           (a)  No Trust Required. . . . . . . . . . . . . . . . .16
           (b)  Rabbi Trust Permitted. . . . . . . . . . . . . . .16
           (c)  Trust Required Upon Change in Control. . . . . . .16
     5.2   Investment of Trust Fund. . . . . . . . . . . . . . . .16
     5.3   Acquisition of Company Stock. . . . . . . . . . . . . .16
           (a)  In General . . . . . . . . . . . . . . . . . . . .16
           (b)  Stock Rights, Warrants or Options. . . . . . . . .16
     5.5   Value of Assets . . . . . . . . . . . . . . . . . . . .17

ARTICLE VI VESTING IN ACCOUNTS . . . . . . . . . . . . . . . . . .18
     6.1   General Vesting Rule. . . . . . . . . . . . . . . . . .18
     6.2   Vesting Upon Attainment of Normal Retirement Age,
           Disability or Death . . . . . . . . . . . . . . . . . .18
     6.3   Timing of Forfeitures . . . . . . . . . . . . . . . . .18

ARTICLE VII  PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . .19
     7.1   Benefit Payments Upon Termination of Service For
           Reasons Other Than Death. . . . . . . . . . . . . . . .19
           (a)  General Rule Concerning Benefits Payable . . . . .19
           (b)  Timing of Distribution . . . . . . . . . . . . . .19
     7.2   Death Benefits. . . . . . . . . . . . . . . . . . . . .19
     7.3   Form of Distribution. . . . . . . . . . . . . . . . . .19
     7.4   Beneficiary Designation . . . . . . . . . . . . . . . .19
           (a)  General. . . . . . . . . . . . . . . . . . . . . .19
           (b)  No Designation or Designee Dead or Missing . . . .20
     7.5   Hardship Withdrawals. . . . . . . . . . . . . . . . . .20
           (a)  Parameters of Hardship Withdrawals . . . . . . . .20
           (b)  Unforeseeable Emergency. . . . . . . . . . . . . .20
           (c)  Application for Hardship Withdrawal. . . . . . . .20
           (d)  Payment of Withdrawal. . . . . . . . . . . . . . .21
     7.6   Unclaimed Benefits. . . . . . . . . . . . . . . . . . .21
     7.7   Claims. . . . . . . . . . . . . . . . . . . . . . . . .21
           (a)  Procedure. . . . . . . . . . . . . . . . . . . . .21
           (b)  Review Procedure . . . . . . . . . . . . . . . . .21
           (c)  Satisfaction of Claims . . . . . . . . . . . . . .22

ARTICLE VIII ADMINISTRATION. . . . . . . . . . . . . . . . . . . .23
     8.1   Administrative Committee; Appointment and Term of
           Office. . . . . . . . . . . . . . . . . . . . . . . . .23
     8.2   Organization of Administrative Committee. . . . . . . .23
     8.3   Powers and Responsibility . . . . . . . . . . . . . . .23
     8.4   Records of Administrative Committee . . . . . . . . . .24
     8.5   Reporting and Disclosure. . . . . . . . . . . . . . . .24
     8.6   Construction of the Plan. . . . . . . . . . . . . . . .25
     8.7   Assistants and Advisers . . . . . . . . . . . . . . . .25
     8.8   Direction of Trustee. . . . . . . . . . . . . . . . . .25
     8.9   Bonding . . . . . . . . . . . . . . . . . . . . . . . .25
     8.10  Indemnification . . . . . . . . . . . . . . . . . . . .25

ARTICLE IX ALLOCATION OF AUTHORITY AND RESPONSIBILITIES. . . . . .27
     9.1   Controlling Company and Board . . . . . . . . . . . . .27
           (a)  General Responsibilities . . . . . . . . . . . . .27
           (b)  Allocation of Authority. . . . . . . . . . . . . .27
           (c)  Authority of Participating Companies . . . . . . .27
     9.2   Administrative Committee. . . . . . . . . . . . . . . .27
     9.3   Trustee . . . . . . . . . . . . . . . . . . . . . . . .27
     9.4   Limitations on Obligations of Fiduciaries . . . . . . .27
     9.5   Delegation. . . . . . . . . . . . . . . . . . . . . . .28
     9.6   Multiple Fiduciary Roles. . . . . . . . . . . . . . . .28

ARTICLE X  AMENDMENT, TERMINATION AND ADOPTION . . . . . . . . . .29
     10.1  Amendment . . . . . . . . . . . . . . . . . . . . . . .29
     10.2  Termination . . . . . . . . . . . . . . . . . . . . . .29
           (a)  Right to Terminate . . . . . . . . . . . . . . . .29
           (b)  Dissolution of Trust . . . . . . . . . . . . . . .29
     10.3  Adoption of the Plan by a Participating Company . . . .29
           (a)  Procedures for Participation . . . . . . . . . . .29
           (b)  Authority under Plan . . . . . . . . . . . . . . .30
           (c)  Contributions to Plan. . . . . . . . . . . . . . .30
           (d)  Withdrawal from Plan . . . . . . . . . . . . . . .30

ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .31
     11.1  Nonalienation of Benefits and Spendthrift Clause. . . .31
     11.2  Headings. . . . . . . . . . . . . . . . . . . . . . . .31
     11.3  Construction, Controlling Law . . . . . . . . . . . . .31
     11.4  No Contract of Employment . . . . . . . . . . . . . . .31
     11.5  Legally Incompetent . . . . . . . . . . . . . . . . . .31
     11.6  Heirs, Assigns and Personal Representatives . . . . . .32
     11.7  Unsecured Creditor Rights . . . . . . . . . . . . . . .32
     11.8  Legal Action. . . . . . . . . . . . . . . . . . . . . .32
     11.9  Severability. . . . . . . . . . . . . . . . . . . . . .32
     11.10 Exclusive Benefit; Refund of Contributions. . . . . . .32
     11.11 Predecessor Service . . . . . . . . . . . . . . . . . .32
     11.12 Plan Expenses . . . . . . . . . . . . . . . . . . . . .32

SCHEDULE A EFFECTIVE DATES FOR PARTICIPATING COMPANIES . . . . . .34

SCHEDULE B ITEMS EXCLUDED FROM "COMPENSATION" UNDER  1.15(3)(i). .35

                      ATLANTA GAS LIGHT COMPANY
                      NONQUALIFIED SAVINGS PLAN




        Effective as of the 1st day of July, 1995, ATLANTA GAS LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (the "Controlling Company"), hereby establishes the Atlanta Gas Light Company Nonqualified Savings Plan (the "Plan").





                        STATEMENT OF PURPOSE


        A. The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by certain employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

        B. The Plan is intended to be an unfunded nonqualified deferred compensation plan maintained by the Controlling Company primarily for the purpose of providing deferred compensation for a select group of management
or highly compensated employees (within the meaning of   201(2), 301(a)(3),
401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended), and shall be construed in all respects in accordance with such intended purposes.

        C. It is anticipated that the Controlling Company may establish a trust fund to maintain and invest the amounts contributed to the Plan. Any such trust fund shall be established under a trust agreement which meets the requirements of a "rabbi trust," pursuant to guidelines issued by the Internal Revenue Service (the "IRS").

        D. Regardless of the establishment of a trust fund, all assets of the Plan shall remain assets of the Controlling Company and shall be subject to the general creditors of the Controlling Company. Participants and Beneficiaries shall have only the rights of unsecured creditors with respect to any assets of the Plan.



                       STATEMENT OF AGREEMENT

        In order to establish the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions of the Plan as follows:

                              ARTICLE I

                            DEFINITIONS


   For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meanings set forth below unless a different meaning plainly is required by the context.


   1.1 Account shall mean, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. The Administrative Committee may establish and maintain separate subaccounts for each Participant and Beneficiary, provided allocations are made to such subaccounts in the manner described in Article IV of the Plan. "Account" shall refer to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

   1.2 Active Participant shall mean, for any Plan Year (or any portion thereof), any Covered Employee who is eligible to make contributions to the Plan for that Plan Year.

   1.3 Administrative Committee shall mean the committee designated by the Board which shall act on behalf of the Controlling Company to administer the Plan; provided, the Controlling Company may act in lieu of the Administrative Committee as it deems appropriate or desirable.

   1.4 Affiliate shall mean, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations [within the meaning of Code 414(b)] as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control with [within the meaning of Code 414(c)] a Participating Company; (C) is a member of an affiliated service group [as defined in Code 414(m)] which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations promulgated under Code 414(o).

   1.5 Before Tax Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to his Before Tax Contributions.

   1.6 Before Tax Contributions shall mean the amounts paid by each Participating Company to the Trust Fund at the election of Participants, all pursuant to the terms of 3.1(a).

   1.7 Before Tax Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before Tax Contribution, all as provided in 3.1(a) and 3.1(d).


   1.8   Beneficiary shall mean the person(s) designated in accordance with
7.4 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

   1.9 Board shall mean the board of directors of the Controlling Company. A reference to the board of directors of any other Participating Company shall specify it as such.

   1.10 Break in Service shall mean, with respect to an Employee, any year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service shall not be deemed to have occurred during any period for which he is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted as set forth in the Plan. A Break in Service shall be deemed to have commenced on the first day of the year in which it occurs.

   For purposes of determining whether or not an Employee has incurred a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave shall be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in (i), 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this Section shall not exceed 501 hours. Hours of Service so credited shall be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service shall be credited to the Employee in the immediately following year. No Hour of Service shall be credited due to Maternity or Paternity Leave as described in this Section unless the Employee furnishes proof satisfactory to the Administrative Committee (A) that his absence from work was due to a Maternity or Paternity Leave and (B) of the number of days he was absent due to the Maternity or Paternity Leave. The Administrative Committee shall prescribe uniform and nondiscriminatory procedures by which to make the above determinations.

   As used in this Section, the term "year" shall mean the same 12-month period as forms the basis for determining a Year of Vesting Service.

   1.11  Change in Control shall mean:

         (a) the occurrence of any one of the following events (the terms used in this Section 1.11 with an initial capital letter shall have the meanings set forth in Section 1.11(b) unless otherwise defined in the Plan):

              (1) The acquisition by a Person, together with Affiliates and Associates of such Person, whether by purchase, tender offer, exchange, reclassification, recapitalization, merger or otherwise, of a sufficient number of shares of Company Stock or Company Stock Equivalents to constitute the Person an Acquiring Person; or

              (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the Continuing Directors then in office; or

              (3) Any merger or consolidation the result of which is that less than 90 percent of the common stock, Voting Securities or other equity interests of the surviving or resulting corporation or other Person shall be owned in the aggregate by the former shareholders of the Controlling Company, other than Affiliates or Associates of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; or

              (4) The sale by the Controlling Company, in one transaction or a series of related transactions, whether in liquidation, dissolution or otherwise, of assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons.

         (b) The following definitions shall apply in determining when a Change in Control has occurred:

              (1) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 10 percent or more of the shares of Company Stock then outstanding, but shall not include the Company, any Subsidiary of the Controlling Company, or any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 10 percent or more of the shares of Company Stock as of the effective date of the Plan, any employee benefit plan of the Company or of any Subsidiary of the Company [if approved by a majority of the Continuing Directors], or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

              (2) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the effective date of the Plan (the "Exchange Act").

              (3) "Associate" shall mean:

                   (A) Any corporation or organization, or parent or subsidiary of such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities;

                   (B) Any trust or other estate in which a Person has a beneficial interest of 10 percent or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                   (C) Any brother or sister (whether by whole or half blood), ancestor, lineal descendant or spouse of a Person, or any such relative of such spouse.

              (4) "Beneficial Owner" shall mean, with respect to any securities, any Person who, together with such Person's Affiliates and Associates, directly or indirectly:

                   (A)  Has the right to acquire such securities
(whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own:

                        (i) Securities acquired by participation in good faith in a firm commitment underwriting by a Person engaged in business as an underwriter of securities until the expiration of 40 days after the date of such acquisition; or

                        (ii) Securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                        (iii) Securities issuable upon exercise of rights issued to all shareholders generally, which rights are only exercisable upon separation from the Company Stock, or securities issuable upon exercise of rights that have separated from the Company Stock upon the occurrence of events specified in a rights agreement between the Company and a rights agent;

                   (B) Has the right to vote or dispose of or has Beneficial Ownership (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of such securities, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

                        (i) Arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act; and

                        (ii) Is not also then reportable by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report);
or

                   (C) With respect to any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described herein or disposing of any voting securities of the Company.

              (5) "Company Stock Equivalents" shall mean preferred stock or other entity securities of the Controlling Company having the right to be converted by the holders thereof into shares of Company Stock, or having the right to vote generally for the election of directors and on other matters. For purposes of determining the total amount of Company Stock and Company Stock Equivalents owned by any Person, such Company Stock Equivalents shall be equal to the number of shares into which they may be converted by the holders thereof, or in the case of securities that are not convertible having the right to vote, shall be equal to the number of votes they are entitled to cast in elections for directors.

              (6)  "Continuing Director" shall mean:

                   (A) Any member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the effective date of the Plan; or

                   (B) Any Person who subsequently becomes a member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

              (7) "Person" shall mean any individual, firm, corporation, partnership or other entity.

              (8) "Subsidiary" shall mean any corporation, partnership, joint venture, trust or other entity more than 50 percent of the Voting Securities of which are Beneficially Owned, directly or indirectly, by a Person.

              (9) "Voting Securities" shall mean any class of then outstanding shares of stock or other beneficial interests entitled to vote in election of directors or other Persons charged with management of a Person."

   1.12 Code shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

   1.13  Company Contributions shall mean Before Tax and Matching
Contributions made by the Participating Companies pursuant to the terms of the Plan.

   1.14  Company Stock shall mean the common stock of the Controlling
Company.

   1.15 Compensation shall mean, for any Plan Year, the total of the amounts described in subsections (1) and (2), minus the amount described in subsection (3):

              (1) all such Participant's wages, as defined in Code 3401(a) for purposes of income tax withholding at the source, that are reportable for federal income tax purposes on IRS Form W-2, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code 3401(a)(2); plus

              (2) all before-tax, salary deferral or reduction contributions made to the Plan and other 401(k) and 125 plans (such as the Controlling Company's Flex Plan) of the Participating Companies on behalf of a Participant for such Plan Year [including any contributions made under Code 402(a)(8) or 402(h)]; minus

              (3) the following: (i) items listed on the attached Schedule B, (ii) any other nonperiodic compensation otherwise reportable for federal income tax purposes, and (iii) any amounts paid or made available to a Participant during the Plan Year while he is not an Active Participant.

   1.16 Contributions shall mean, individually or collectively, the Before Tax and Matching Contributions permitted under the Plan.

   1.17 Controlling Company shall mean the Atlanta Gas Light Company, a Georgia corporation with its principal office in Atlanta, Georgia, and its successors.

   1.18 Covered Employee shall mean any Employee of a Participating Company who as of the last day of the second calendar month immediately preceding a respective Entry Date, had annual base salary in an amount equal to or in excess of the compensation limit designated by the IRS for determining "highly compensated employee" under Code 414(q)(1)(C) plus $10,000 (for example, the 1995 IRS limit is $66,000 plus $10,000 = $76,000).

   1.19 Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before Tax Contribution, all as provided in 3.1.

   1.20 Disability or Disabled shall mean that a Participant is (i) wholly prevented from engaging in any substantially gainful activity by reason of a medically-determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, and (ii) determined eligible to receive long term disability benefits from a Participating Company's long term disability plan, or if no such plan exists, upon the discretionary determination by the Administrative Committee that the employee meets the definition of "disabled" under the Controlling Company's long-term disability plan.

   1.21 Effective Date shall mean July 1, 1995, the date that this Plan initially shall be effective. The effective date of participation in the Plan for each Participating Company shall be the date set forth with respect to the Participating Company in Schedule A hereto.

   1.22 Eligibility Service shall mean a 6-consecutive-month period during which an Employee completes no less than 500 Hours of Service; for this purpose, the computation period initially shall be the 6-consecutive-month period beginning on the date the Employee's employment or reemployment commences and thereafter shall be each subsequent 6-consecutive-month period, beginning on the first day of each succeeding month.

   1.23 Employee shall mean any individual who is a common law employee of a Participating Company (including officers, but excluding directors who are not officers or otherwise employees).

   1.24 Entry Date shall mean every January 1, April 1, July 1 and October 1 during the period in which the Plan remains in effect.

   1.25 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

   1.26 Forfeiture shall mean, for any Plan Year, the nonvested dollar amount of an Account of a former Participant which is removed from the Account during such Plan Year. Forfeitures shall be used to reduce Matching Contributions.

   1.27 Hour of Service shall mean the increments of time described in subsection (a) hereof, as modified by subsections (b), (c) and (d) hereof:

         (a) (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

              (2) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:

                   (A) No more than 501 Hours of Service shall be credited under this subsection (2) to an Employee for any single continuous period during which he performs no duties as an employee of an Affiliate (whether or not such period occurs in a single computation period);

                   (B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an employee of an Affiliate shall not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers' compensation, unemployment compensation or disability insurance laws; and

                   (C) Hours of Service shall not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.

For purposes of this subsection (2), a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate; and

              (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service shall not be credited both under subsection (1) or subsection (2), as the case may be, and under this subsection (3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (2) shall be subject to the limitations set forth in that subsection.

         (b) Each Employee for whom an Affiliate does not keep records of actual Hours of Service shall be credited, in accordance with this Section and applicable regulations promulgated by the Department of Labor, with 45 Hours of Service for each week for which such Employee would be required to be credited with at least 1 Hour of Service.

         (c) The rate or manner used for crediting Hours of Service may be changed at the direction of the Administrative Committee from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change shall be effective as to any Plan Year for which allocations have been made pursuant to Article IV at the time such change is made; and, provided further, Hours of Service shall be credited and determined in compliance with Department of Labor Regulation 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.

         (d) For purposes of this Section, a "computation period" shall mean the 12-month period that forms the basis for determining an Employee's Years of Eligibility Service or Years of Vesting Service, whichever is applicable.

   1.28 Leave of Absence shall mean an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate's personnel policy. Among other things, Leave of Absence shall be granted to an Employee:

         (a) who leaves the service of an Affiliate, voluntarily or involuntarily, to enter the Armed Forces of the United States; provided, (i) the Employee is legally entitled to reemployment under the veteran's reemployment rights provisions as codified at 38 USC 2021, et seq., its predecessors and successors; and (ii) the Employee applies for and reenters service with an Affiliate within the time, in the manner and under the conditions prescribed by law;

         (b) for any time such Employee is drawing workers' compensation benefits or is sick, disabled or incapacitated, if he is thereby precluded from properly performing his assigned duties for a temporary period of time; and

         (c) under such other circumstances as the Administrative Committee shall determine are fair, reasonable and equitable as applied uniformly among Employees under similar circumstances.

   1.29 Matching Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions.


   1.30 Matching Contributions shall mean the amounts paid by each Participating Company to the Trust Fund as a match to Participants' Before Tax Contributions, all as pursuant to the terms of 3.2.


   1.31 Maternity or Paternity Leave shall mean any period, during which an Employee is absent from work as an employee of an Affiliate (i) because of the pregnancy of such Employee; (ii) because of the birth of a child of such Employee; (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

   1.32 Named Fiduciary shall mean the Controlling Company, the Board, the Trustee, and the Administrative Committee.

   1.33  Normal Retirement Age shall mean age 65.

   1.34  Participant shall mean any person who has an Account under the Plan.

   1.35 Participating Company shall mean all companies which have adopted or hereafter may adopt the Plan for the benefit of their employees and which continue to participate in the Plan, all as provided in 10.3.

   1.36 Plan shall mean the Atlanta Gas Light Company Nonqualified Savings Plan as contained herein and all amendments thereto. The Plan is intended to be an unfunded nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees.

   1.37 Plan Year shall mean July 1 through December 31, 1995, and thereafter, each 12-month period beginning on January 1 and ending on December 31.

   1.38 Qualified Separation shall mean a separation by an employee from the active employ of an Affiliate (i) on or after his obtaining Normal Retirement Age, (ii) on account of his becoming Disabled, (iii) due to his death, or (iv) on account of a Leave of Absence or Maternity or Paternity Leave.

   1.39 Qualified Spousal Waiver shall mean a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a representative of the Administrative Committee, which consents to the payment of all or a specified portion of a Participant's death benefit to a Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant's Beneficiary under the Plan. A Qualified Spousal Waiver shall be valid only with respect to the Spouse who signs it and shall apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver shall be irrevocable unless revoked by the Participant by way of (i) a written statement executed by the Participant and delivered to the Administrative Committee or (ii) a written revocation of the nonspouse Beneficiary designation to which such Spouse has consented; provided, any such revocation must be received by the Administrative Committee prior to the Participant's date of death.

   1.40 Spouse or Surviving Spouse shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Spouse or Surviving Spouse shall be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant's death. In addition, a Participant's former spouse shall be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code 414(p).

   1.41 Retirement Savings Plus Plan or RSP shall mean the Atlanta Gas Light Company Retirement Savings Plus Plan.

   1.42 Trust or Trust Agreement shall mean a separate agreement between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

   1.43 Trustee shall mean the party or parties so designated from time to time pursuant to the Trust Agreement.

   1.44 Trust Fund shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

   1.45 Valuation Date shall mean every March 31, June 30, September 30 and December 31 during the period in which the Plan remains in effect and each interim date on which a valuation of the Trust Fund is made.

   1.46 Year of Vesting Service shall mean a Plan Year during which an Employee completes no less than 1,000 Hours of Service; provided:

         (a) Years of Vesting Service completed prior to a period in which the Participant incurred 5 or more consecutive Breaks in Service shall be disregarded under the Plan if the Participant had no vested interest in his Account at the time the first such Break in Service commenced and the number of such consecutive Breaks in Service equals or exceeds the number of his prior Years of Vesting Service;

         (b) Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service shall be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service; and

         (c) For purposes of this Section, employment with an Affiliate shall be considered employment with the Company, and in the case of a leased employee (within the meaning of Code 414(n)) of any Affiliate, such leased employee shall be considered as being a leased employee of the Company.

                              ARTICLE II

                             ELIGIBILITY


   2.1   Initial Eligibility Requirements.

         (a) General Rule. Except as provided in subsection (b) hereof, every Covered Employee shall become an Active Participant in the Plan on the Entry Date coinciding with or next following the date on which he first has completed Eligibility Service and attained age 21, provided he is a Covered Employee on such date.

         (b) New Participating Companies. For employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company shall become an Active Participant as of such Participating Company's effective date under the Plan, if, as of the Participating Company's effective date, the Covered Employee has completed Eligibility Service and has attained age 21.

   2.2   Treatment of Interruptions of Service.

         (a) Leave of Absence. If a Covered Employee satisfies the eligibility requirements set forth in 2.1 but is on a Leave of Absence on the Entry Date on which he otherwise would have become an Active Participant, he shall become an Active Participant as of the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence.

         (b) Reemployment Before Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in 2.1, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed by a Participating Company prior to completing a Break in Service, he shall become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not separated from service or (ii) the date he is reemployed as a Covered Employee.

         (c) Reemployment After Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in 2.1, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed as a Covered Employee by a Participating Company after completing a Break in Service, he shall become an Active Participant as of the Entry Date coinciding with or next following his completion of Eligibility Service after his reemployment following the last such Break in Service.

         (d) Reparticipation Upon Reemployment. If an Active Participant separates from service with a Participating Company (and all other Participating Companies), his active participation in the Plan shall cease immediately, and he again shall become an Active Participant as of the day he is reemployed as a Covered Employee, regardless of whether he has received a distribution of his Account balance under the Plan at the time of his reemployment. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

   2.3   Change in Status.

         (a) Loss of Covered Employee Status. If a Covered Employee (i) satisfies the eligibility requirements set forth in 2.1, (ii) changes his employment status (but remains employed) so that he ceases to be a

Covered Employee before the Entry Date on which he otherwise would become an Active Participant, and (iii) then again changes his employment status and becomes a Covered Employee prior to completing a Break in Service, he shall become an Active Participant as of the later of (A) the Entry Date on which he otherwise would have become an Active Participant if he had not ceased to be a Covered Employee or (B) the date he again becomes a Covered Employee.
If an Employee covered by this Section does complete a Break in Service prior to again becoming a Covered Employee, his entry to participation in the Plan will be governed by 2.2(c).

         (b) Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of 2.1 while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he shall become an Active Participant on the Entry Date coinciding with or next following his change in status. If, on such date, he has not satisfied the eligibility requirements of 2.1 or is not a Covered Employee, he shall become an Active Participant on the Entry Date coinciding with or next following the date he satisfies the eligibility requirements of 2.1; provided, he is a Covered Employee on such Entry Date.

         (c) Change by Participant. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan shall cease immediately, and he shall again become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

                              ARTICLE III

                            CONTRIBUTIONS



   3.1   Before Tax Contributions.

         (a) Before Tax Contributions. Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each payroll period for which such Active Participant has a Before Tax Deferral Election in effect with such Participating Company, a Before Tax Contribution in an amount equal to the amount by which such Active Participant's Compensation has been reduced for such period pursuant to his Before Tax Deferral Election. The amount of the Before Tax Contribution shall be determined in percentage increments of such Active Participant's Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a maximum of 15 percent; provided, that the total of the Active Participant's Before Tax Contributions to the Plan and to the Retirement Savings Plus Plan shall not exceed 15 percent of his Compensation.

         (b) Deferral Elections. Each Active Participant, who desires that his Participating Company make a Before Tax Contribution on his behalf, shall complete and deliver to the Participating Company (or its designee) a Before Tax Deferral Election. Such Deferral Election shall provide for the reduction of his Compensation for each payroll period ending or occurring while he is an Active Participant employed by such Participating Company.
The Administrative Committee, in its sole discretion, shall prescribe the form of all Deferral Elections and may prescribe such nondiscriminatory terms and conditions governing the use of the Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to Deferral
Elections:

              (1) Effective Date. An Active Participant's initial Deferral Election with a Participating Company shall be effective for the first payroll period which ends after the Deferral Election is made and after the effective date of such Deferral Election. If an Active Participant fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected a deferral of zero percent. For purposes of this subsection, the "effective date" of a Deferral Election shall mean: (A) for a Participant who commences participation in the Plan on an Entry Date, that Entry Date; and (B) for a Participant who commences or recommences participation in the Plan on a date other than an Entry Date, the Entry Date next following the Participant's commencement of participation in the Plan.

              (2) Term. Each Active Participant's Deferral Election with a Participating Company shall remain in effect in accordance with its original terms until the earlier of (A) the date the Active Participant ceases to be an Employee of all Participating Companies, (B) the date the Active Participant revokes such Deferral Election pursuant to the terms of subsection (b)(3) hereof, or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election pursuant to the terms of subsection (b)(4) or (b)(5) hereof. If a Participant is transferred from the employment of a Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of (A), (B) or (C) of the preceding sentence.

              (3) Revocation. An Active Participant's Deferral Election with a Participating Company shall terminate upon his ceasing to be an Employee of such Participating Company. In addition, an Active Participant may revoke his Before Tax Deferral Election with a Participating Company by delivering a written notice of revocation to such Participating Company (or its designee), and such revocation shall be effective as soon as practicable after the date on which it is received by such Participating Company. An Active Participant who revokes a Before Tax Deferral Election may not enter into a new Deferral Election until the second calendar quarter following the revocation; such new Deferral Election shall then be effective for the first payroll period which begins after the new Deferral Election is made and the applicable March 31, June 30, September 30 and December 31. The Participant shall deliver the new Deferral Election to his Participating Company (or its designee) at least 30 days (or such lesser period as the Administrative Committee may permit) before such March 31, June 30, September 30 and December 31.

              (4) Modification by Participant. Effective for the first payroll period which begins after a new Deferral Election is made and after any March 31, June 30, September 30 and December 31, an Active Participant may modify any of his existing Deferral Elections to increase or decrease the percentage of his Before Tax Contributions by delivering the new Deferral Election to his Participating Company (or its designee) at least 30 days (or such lesser period as the Administrative Committee may permit) before such March 31, June 30, September 30 and December 31.

              (5) Compliance with SEC Rule 16b-3. Notwithstanding any other provision of the Plan, the Administrative Committee shall take any and all actions as may be necessary with regard to Deferral Elections made by Participants who are deemed to be "insiders" of the Company under the terms of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order to meet the requirements of Rule 16b-3 and regulations promulgated thereunder.

   3.2   Matching Contributions.

         For each Active Participant on whose behalf a Participating Company has made, with respect to a payroll period, any Before Tax Contributions, such Participating Company shall make, with respect to such payroll period, a Matching Contribution equal to 65 percent of the aggregate amount of such Before Tax Contributions up to the first 6 percent of the Participant's Compensation (or the difference between the amount of Before Tax Contributions made by the Participant and matched by the Company under the Retirement Savings Plus Plan so that only a total of 6 percent of the Participant's Compensation is matched under both the RSP and the Plan). Matching Contributions for a Plan Year shall be reduced by the amount of any Forfeitures available for reallocation during that Plan Year.

   3.3   Form of Contributions.

         All Contributions shall be paid to the Trustee in the form of cash or Company Stock or a combination thereof, as the Controlling Company or Administrative Committee may determine from time to time.

   3.4   Timing of Contributions.

         Each Participating Company which withholds Before Tax Contributions from an Active Participant's paychecks pursuant to a Deferral Election shall pay such Before Tax Contributions to the Trustee as of the earliest date (not to exceed 90 days from the date on which such amounts otherwise would have been payable to such Active Participants in cash) on which such Contributions can reasonably be transmitted.

                             ARTICLE IV

          PARTICIPANTS' ACCOUNTS; CREDITING AND ALLOCATIONS


   4.1   Establishment of Participants' Accounts.

         To the extent appropriate, the Administrative Committee shall establish and maintain, on behalf of each Participant and Beneficiary, an Account which shall be divided into segregated subaccounts. The subaccounts shall include Before Tax and Matching Accounts and such other subaccounts as the Administrative Committee shall deem appropriate or helpful. Each Account shall be credited with Contributions allocated to such Account and generally shall be credited with income on investments derived from the assets of such Accounts. Each Account of a Participant or Beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.

   4.2   Allocation and Crediting of Before Tax and Matching Contributions.

         As of each Valuation Date coinciding with or immediately following the date on which Before Tax and Matching Contributions are received on behalf of an Active Participant, such Contributions shall be allocated and credited directly to the appropriate Before Tax and Matching Accounts, respectively, of such Active Participant. Matching Contributions shall be allocated to a Participant's Account in the same proportion that his Before Tax Contributions bears to the total Before Tax Contributions of all Participants.

   4.3   Allocation and Crediting of Investment Experience.

         As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund which shall be the sum of the fair market values of the Investment Funds. The Administrative Committee shall determine the amount of the Accounts as follows:

         (a) Determination of Earnings or Losses. As of each Valuation Date, the investment earnings (or losses) of each Investment Fund shall be the amount by which the sum determined in (1) exceeds (or is less than) the sum determined in (2), where (1) and (2) are as follows:

              (1) The sum of (A) the fair market value of such Investment Fund as of such Valuation Date, plus (B) the amount of any distributions, withdrawals and transfers to other Investment Funds made since the immediately preceding Valuation Date from amounts invested in the Investment Fund; and

              (2) The sum of (A) the fair market value of the Investment Fund as of the immediately preceding Valuation Date, plus (B) Contributions deposited in and amounts transferred to such Investment Fund since the immediately preceding Valuation Date.

         (b)  Formula For Allocation.  As of each Valuation Date and prior
to the allocations described in   4.2, and 4.3, each Participant's Account
shall be allocated and shall be credited with a portion of such earnings or debited with a portion of such losses of each Investment Fund, as determined in accordance with subsection (a) hereof, in the proportion that (i)(A) the amount credited to such Account that was invested in such Investment Fund as of the immediately preceding Valuation Date, minus (B) any distributions, withdrawals or transfers to other Investment Funds which were made from such Account since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any Contributions deposited in and amounts transferred to such Investment Fund from such Account since the preceding Valuation Date; bears to (ii)(A) the total amount invested in such Investment Fund by all Participants as of the immediately preceding Valuation Date, minus (B) any distributions, withdrawals or transfers to other Investment Funds which were made from such Accounts since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any Contributions deposited in and amounts transferred to such Investment Fund since the preceding Valuation Date.

   4.4   Notice to Participants of Account Balances.

         At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

   4.5   Good Faith Valuation Binding.

         In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.

   4.6   Errors and Omissions in Accounts.

         If an error or omission is discovered in the Account of a Participant or Beneficiary, the Administrative Committee shall cause appropriate, equitable adjustments to be made as of the Valuation Date coinciding with or immediately following the discovery of such error or omission.

                               ARTICLE V

                       INVESTMENT OF ACCOUNTS


   5.1   Establishment of Trust Fund.

         (a) No Trust Required. The Controlling Company may, but is not required to, establish a trust fund to hold the assets of the Plan. If no trust fund is established, benefits shall be payable from the general assets of the Controlling Company.

         (b) Rabbi Trust Permitted. If the Controlling Company desires to establish a trust fund, all Contributions are to be paid over to the Trustee to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust Agreement. If a Trust Fund is established, it shall exist under an agreement constituting a "rabbi trust" agreement, under which all assets of the Trust Fund shall be considered to be subject to the general creditors of the Controlling Company, and all Plan participants shall be unsecured creditors under such Trust Agreement.

         (c) Trust Required Upon Change in Control. Upon a Change in Control of the Controlling Company, the Controlling Company must within ten
(10) business days after such Change in Control, establish and fully fund a rabbi trust (if and to the extent such a fully funded rabbi trust does not already exist) to pay all benefits accrued by Participants through that date under the Plan. Further, upon a Change of Control, an entity other than the Controlling Company, a Participating Company, any Affiliate or any employee, officer or director of such companies shall be named by the Board as Trustee of the rabbi trust. This subsection 5.1(c) of the Plan shall be irrevocable and may not be amended by the Controlling Company or any other company after the effective date of the Plan (unless required by law).


   5.2   Investment of Trust Fund.

         To the extent a trust fund is established, all Contributions to the Plan shall be invested in Company Stock.


   5.3   Acquisition of Company Stock.

         (a) In General. To the extent that Contributions and investment earnings on Company Stock are paid in cash, the Trustee, as directed by the Administrative Committee, shall effect purchases of Company Stock in compliance with all applicable securities laws, and in its sole discretion, may purchase Company Stock in the open market and/or in privately negotiated transactions with holders of Company Stock and/or the Controlling Company. All purchases of Company Stock by the Trust will be made at a price or prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock as of the date of the purchase.

         (b) Stock Rights, Warrants or Options. In the event any rights, warrants or options are issued on Company Stock, the Trustee may exercise them for the acquisition of additional Company Stock, to the extent that cash is then available and allocable to the Company Stock Fund. Any Company Stock acquired in this fashion will be treated as Company Stock bought by the Trustee for the net price paid. Any rights, warrants or options on Company Stock which cannot be exercised for lack of available cash may be sold by the Trustee (provided the sale thereof is reasonably practicable), and the proceeds of such a sale shall be treated as a current cash dividend received on Company Stock.

   5.5   Value of Assets.

         For purposes under the Plan for which the value of assets must be determined, the value of such assets shall be the fair market value. For purposes of purchasing or selling Company Stock through an exchange on any day, the fair market value per share of such stock on such day shall be the price of the stock on the New York Stock Exchange at the time of the purchase or sale. For all other purposes under the Plan, the fair market value per share of the Company Stock on any particular day shall be the closing price of such Company Stock as reported on the New York Stock Exchange Composite Transaction listing on the day preceding the particular day in question. If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular day, the fair market value of such stock shall be determined as of the nearest preceding day on which such fair market value can be ascertained pursuant to the terms hereof.

                             ARTICLE VI

                         VESTING IN ACCOUNTS


   6.1   General Vesting Rule.

         All Participants shall at all times be fully vested in their Before Tax Account. Except as provided in 6.2, the Matching Account of a Participant shall vest in accordance with the following vesting schedule, based on the total of the Participant's Years of Vesting Service:


         Years of Vesting Service          Vested Percentage of
         Completed by Participant      Participant's Matching Account

         Less than 3 Years                  None
         3 Years, but less than 4            50%
         4 Years, but less than 5            75%
         5 Years or more                    100%


   6.2   Vesting Upon Attainment of Normal Retirement Age, Disability or
Death.

         Notwithstanding 6.1, a Participant's Matching Account shall become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:

         (a) The Participant's attainment of Normal Retirement Age while still employed as an employee of any Affiliate;

         (b) The Participant's death while still employed as an employee of any Affiliate; or

         (c) The Participant's becoming Disabled while still employed as an employee of any Affiliate.

   6.3   Timing of Forfeitures.

         If a Participant who is not yet 100 percent vested in his Matching Account separates from service with all Affiliates, the nonvested amount in his Matching Account shall be immediately forfeited and shall become available as a Forfeiture as of the Valuation Date coincident with or immediately following the date on which such termination occurs; provided, if a Participant has no vested interest in his Account at the time he separates from service, he shall be deemed to have received a cash-out distribution at the time he separates from service, and the forfeiture provisions of this Section shall apply. If such a Participant resumes employment with an Affiliate, such forfeited amount shall not be restored.

                              ARTICLE VII

                         PAYMENT OF BENEFITS

   7.1   Benefit Payments Upon Termination of Service For Reasons Other Than
Death.

         (a) General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof, if a Participant separates from service with all Affiliates for any reason other than death, or if a Participant becomes Disabled but remains an employee of an Affiliate, he (or his Beneficiary, if he dies after such separation from service) shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date coincident with or immediately preceding the date payment of such distribution is to be made, plus (ii) the vested amount of any Contributions made on his behalf since such Valuation Date. For purposes of this subsection, the "date payment of such distribution is to be made" refers to the date established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in the valuation, administrative or any other procedure.

         (b) Timing of Distribution. Benefits payable to a Participant under this Section shall be distributed as soon as administratively feasible after such Participant becomes Disabled or separates from service with all Affiliates for any reason other than death.

   7.2   Death Benefits.

         If a Participant dies before payment of his benefits from the Plan is made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of 7.4 shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date coincident with or immediately preceding the date payment of such distribution is to be made, plus (ii) any Contributions made on such Participant's behalf since such Valuation Date. For purposes of this subsection, the "date payment of such distribution is to be made" refers to the date established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in the valuation, administrative or any other procedure. Benefits shall be distributed to such Beneficiary or Beneficiaries within 90 days after the date of the Participant's death if it is administratively feasible to make such distribution within such 90-day period; if not, as soon as administratively feasible thereafter within any reasonable period. The Administrative Committee may direct the Trustee to distribute a Participant's Account to a Beneficiary without the written consent of such Beneficiary.

   7.3   Form of Distribution.

         Any distribution to a Participant or his Beneficiary or Beneficiaries shall be made in the form of a single sum payment. The payment shall be made in whole shares of Company Stock and cash representing any fractional shares of stock. Such single sum payment may be divided among multiple Beneficiaries, as applicable.

   7.4   Beneficiary Designation.

         (a) General. Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant's death benefit to a Beneficiary other than or in addition to the Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a nonspouse Beneficiary without a Qualified Spousal Waiver if the Participant establishes to the satisfaction of the Administrative Committee that a Qualified Spousal Waiver may not be obtained because his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may prescribe by regulation. If any Participant dies prior to receiving his benefits under the Plan, his Account shall be changed to the name of such deceased Participant's named or deemed Beneficiary or Beneficiaries.

         (b)  No Designation or Designee Dead or Missing.  In the event that:

              (1)  a Participant dies without designating a Beneficiary;

              (2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary was designated by the Participant; or

              (3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to commence to such person; then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, then the estate of the Participant.

   7.5   Hardship Withdrawals.

         (a) Parameters of Hardship Withdrawals. A Participant may make a withdrawal on account of hardship from his vested Account. For purposes of this subsection, a withdrawal will be on account of "hardship" only if it is necessary to respond to an "unforeseeable emergency" resulting in a severe financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the severe financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee shall make its determination, as to whether a Participant has suffered a severe financial need as a result of an unforeseeable emergency and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.

         (b) Unforeseeable Emergency. For purposes of the Plan, an unforeseeable emergency shall be a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved -

              (i) through reimbursement or compensation by insurance or otherwise;

              (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

              (iii)     by cessation of deferrals under the Plan.

Examples of events not considered to be unforeseeable emergencies include the need to send a participant's child to college or the desire to purchase a home.

         (c) Application for Hardship Withdrawal. All applications for hardship withdrawals shall be in writing on a form provided by the Administrative Committee and shall contain such information as the Administrative Committee may reasonably request.

         (d) Payment of Withdrawal. The amount of a hardship withdrawal shall be paid to a Participant in a single sum in cash as soon as practicable after the Administrative Committee approves the withdrawal application.


   7.6   Unclaimed Benefits.

         In the event a Participant becomes entitled to benefits under the Plan other than death benefits and the Administrative Committee is unable to locate such Participant (after sending a letter, return receipt requested, to the Participant's last known address, and after such further diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the Administrative Committee shall direct that such benefits be paid to the Beneficiary of such Participant; provided, if the distribution is payable upon the termination of the Plan, the Administrative Committee shall not be required to wait until the end of such 1-year period. If the Participant and the Beneficiary cannot be located and fail to claim such benefits by the end of the 5th Plan Year following the Plan Year in which such Participant becomes entitled to such benefits, then the full Account of the Participant shall be deemed abandoned and shall be used to reduce the Matching Contributions of the Participating Company or Companies which employed such Participant; provided, in the event such Participant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account but prior to the expiration of the time within which any such person's claim to the Account would expire under appropriate state law, then the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Trust earnings or Contributions made by the Participating Company or Companies with whom the Participant formerly was employed) and paid to such Participant or Beneficiary, as appropriate; and, provided, further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 5 Plan Years if it believes that it is in the best interest of the Plan to do so.

   7.7   Claims.

         (a) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the termination of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

         (b) Review Procedure. Any Participant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. To do so, the claimant must make a written request to the Administrative Committee for further consideration of his position. The claimant, or his duly authorized representative, may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee's decision shall be made within 120 days following the filing of the request for review and shall be communicated in writing to the claimant. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

         (c) Satisfaction of Claims. Any payment to a Participant or Beneficiary or to their legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Controlling Company, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Controlling Company, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative
or heirs at law shall not be accomplished so that the terms of   7.1 and 7.2
may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution
shall be deemed to comply with the requirements of   7.1 and 7.2.

                            ARTICLE VIII

                           ADMINISTRATION


   8.1    Administrative Committee; Appointment and Term of Office.

          (a) The Administrative Committee shall consist of not less than one member who shall be appointed by and serve at the pleasure of the Board.

          (b) The Board shall have the right to remove any member of the Administrative Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.

          (c) A written certification shall be given to the Trustee by the Board of all members of the Administrative Committee together with a specimen signature of each member. For all purposes hereunder, the Trustee shall be conclusively entitled to rely upon such certification until the Trustee is otherwise notified in writing.

   8.2    Organization of Administrative Committee.

          The Administrative Committee may elect a Chairman and a Secretary from among its members. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company shall be fixed by the Administrative Committee within limits set by the Board and shall be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. The Administrative Committee shall act by majority vote. Its members shall serve as such without compensation.

   8.3    Powers and Responsibility.

          The Administrative Committee shall fulfill the duties of "administrator" as set forth in 3(16) of ERISA and shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. The Administrative Committee shall have the following duties and responsibilities:

          (a) to construe the Plan and to determine all questions that shall arise thereunder;

          (b)  to have all powers elsewhere herein conferred upon it;

          (c) to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

          (d) to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;

          (e) to maintain and retain records relating to Participants and Beneficiaries;

          (f) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

          (g) to prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;

          (h) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

          (i) to provide directions to the Trustee with respect to methods of benefit payment, valuations at dates other than the quarterly Valuation Date and all other matters where called for in the Plan or requested by the Trustee;

          (j)  to engage assistants and professional advisers;

          (k)  to arrange for fiduciary bonding; and

          (l) to provide procedures for determination of claims for benefits; all as further set forth herein.

   8.4    Records of Administrative Committee.

          (a) Any notice, direction, order, request, certification or instruction of the Administrative Committee to the Trustee shall be in writing and shall be signed by a member of the Administrative Committee. The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Administrative Committee and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance therewith.

          (b) All acts and determinations of the Administrative Committee shall be duly recorded by its Secretary or under his supervision, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary.

   8.5    Reporting and Disclosure.

          The Administrative Committee shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Participating Companies and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement. The Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

   8.6    Construction of the Plan.

          The Administrative Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Administrative Committee shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly.
The Administrative Committee shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

   8.7    Assistants and Advisers.

          (a) The Administrative Committee shall have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisers are not so paid by the Controlling Company, they shall be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.

          (b) The Administrative Committee and the Participating Companies shall be entitled to rely upon all certificates and reports made by an actuary, accountant or attorney selected pursuant to this 8.7; the Administrative Committee, the Participating Companies, and the Trustee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such actuary, accountant or attorney; and any action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

   8.8    Direction of Trustee.

          The Administrative Committee shall have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.

   8.9    Bonding.

          The Administrative Committee shall arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law shall be required by the Plan.

   8.10   Indemnification.

          The Administrative Committee and each member of that Committee shall be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses reasonably incurred by the Committee or each member of the Committee in connection with any action to which the Committee or any member thereof may be a party (by reason of his service as a member of the Committee) except in relation to matters as to which the Committee or any member thereof shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or any member's duties. The foregoing right to indemnification shall be in addition to such other rights as such Committee or each Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such Committee or each Committee member may be entitled pursuant to the by-laws of the Controlling Company. Service on the Administrative Committee shall be deemed in partial fulfillment of a Committee member's function as an Employee, officer and/or director of the Controlling Company or any Participating Company, if he serves in such other capacity as well.

                              ARTICLE IX

            ALLOCATION OF AUTHORITY AND RESPONSIBILITIES


   9.1    Controlling Company and Board.

          (a) General Responsibilities. The Controlling Company, as Plan sponsor, and the Board each shall serve as a Named Fiduciary having the following (and only the following) authority and responsibilities:

               (1) To appoint the Trustee and the Administrative Committee and to monitor each of their performances;

               (2) To communicate such information to the Trustee and the Administrative Committee as each needs for the proper performance of its duties; and

               (3) To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants and Beneficiaries.

In addition, the Controlling Company shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Administrative Committee.

          (b) Allocation of Authority. In the event any of the areas of authority and responsibilities of the Controlling Company and the Board overlap with that of any other Plan fiduciary, the Controlling Company and the Board shall coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Controlling Company and the Board with respect to such authority and responsibilities ultimately shall be controlling.

          (c) Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.

   9.2    Administrative Committee.

          The Administrative Committee shall have the authority and responsibilities imposed by Article VIII hereof. With respect to said authority and responsibilities, the Administrative Committee shall be a Named Fiduciary, and as such, shall have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.

   9.3    Trustee.

          The Trustee shall be a Named Fiduciary with respect to investment of Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement.

   9.4    Limitations on Obligations of Fiduciaries.

          No fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary's authority or delegated responsibility.

   9.5    Delegation.

          Named Fiduciaries shall have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom shall serve at the pleasure of the Named Fiduciary making such delegation and, if full-time Employees of a Participating Company, without compensation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be reabsorbed or redelegated by the Named Fiduciary.

   9.6    Multiple Fiduciary Roles.

          Any person may hold more than one position of fiduciary responsibility and shall be liable for each such responsibility separately.

                               ARTICLE X

                 AMENDMENT, TERMINATION AND ADOPTION


   10.1   Amendment.

          The provisions of the Plan may be amended at any time and from time to time by the Board; provided:

          (a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;

          (b) No amendment shall decrease the balance or vested percentage of an Account or eliminate an optional form of benefit;

          (c) No amendment shall be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries, except that the Plan and Trust Agreement may be amended retroactively and to affect the Accounts of Participants and Beneficiaries if necessary to cause the Plan and Trust to be qualified and exempt from taxation under the Code;

          (d)  Each amendment shall be approved by the Board by resolution;
and

          (e) No amendment shall be made to Section 5.1(c) of the Plan (unless required by law).

   10.2   Termination.

          (a) Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Administrative Committee, each Participating Company and the Trustee shall be promptly advised of such decision in writing.

          (b) Dissolution of Trust. In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee's decision, whichever is later, the assets under the Plan shall be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets to the Controlling Company.

   10.3   Adoption of the Plan by a Participating Company.

          (a)  Procedures for Participation.  The Controlling Company shall
become a Participating Company in the Plan as of July 1, 1995.   Georgia Gas
Company, Georgia Gas Service Company and Chattanooga Gas Company also shall become Participating Companies as of July 1, 1995. Any other company may become a Participating Company and commence participation in the Plan subject to the provisions of this subsection. In order for a company to become a Participating Company, the Administrative Committee must designate such company as a Participating Company and specify the effective date of such designation. The name of any company which shall commence participation in the Plan, along with the effective date of its participation, shall be recorded on Schedule A hereto which shall be appropriately modified each time a Participating Company is added or deleted. To adopt the Plan as a Participating Company, the board of directors of the company must approve a resolution expressly adopting the Plan for the benefit of its eligible employees and accepting designation as a Participating Company, subject to all of the provisions of this Plan and of the Trust. The resolution shall specify the date as of which the designation as a Participating Company shall be effective. A copy of the resolution (certified if requested) of the board of directors of the adopting Participating Company shall be provided to the Administrative Committee.
Upon adoption of the Plan by a Participating Company as herein provided, the Employees of such company shall be eligible to participate in the Plan subject to the terms hereof and of the resolution of the Administrative Committee designating the adopting company as such.

          (b) Authority under Plan. As long as a Participating Company's designation as such remains in effect, such Participating Company shall be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust shall be vested in the Administrative Committee, and no Participating Company other than the Controlling Company shall have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Administrative Committee shall be binding upon every Participating Company without further action by such Participating Company.

          (c) Contributions to Plan. As long as each Participating Company shall be so designated, such Participating Company shall be required to make Contributions to the Plan at such times and in such amounts as specified in
Article III. The Contributions made (or to be made) to the Plan by the Participating Companies shall be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee shall determine.

          (d) Withdrawal from Plan. No Participating Company other than the Controlling Company shall have the right to terminate the Plan. However, any Participating Company may withdraw from the Plan, with the approval of the Administrative Committee, by action of its board of directors, provided such action is communicated in writing to the Administrative Committee. The withdrawal of a Participating Company shall be effective as of the last day of the Plan Year which follows receipt of the notice of withdrawal (unless the Controlling Company consents to a different effective date). In addition, the Administrative Committee may terminate the designation of a Participating Company to be effective on such date as the Administrative Committee specifies. Any such Participating Company which ceases to be a Participating Company shall be liable for all costs accrued through the effective date of its withdrawal or termination. In the event of the withdrawal or termination of a Participating Company as provided in this Section, such Participating Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its employees, unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.

                              ARTICLE XI

                            MISCELLANEOUS


   11.1   Nonalienation of Benefits and Spendthrift Clause.

          None of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or of such Beneficiary; and neither such Participant nor any such Beneficiary shall have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein. If any Participant shall attempt to dispose of his Account or the benefits provided for him hereunder or to dispose of the right to receive such benefits, or, in the event there should be an effort to seize such Account or benefits by attachment, execution or other legal or equitable process, such right may pass and be transferred, at the discretion of the Administrative Committee, to such person or persons as may be selected by the Administrative Committee from among the Beneficiaries, if any, theretofore designated by the Participant, or from the Spouse, children or other dependents of the Participant, in such shares as the Administrative Committee may appoint. Any appointments so made by the Administrative Committee may be revoked by it at any time, and further appointments made by it may include the Participant.


   11.2   Headings.

          The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

   11.3   Construction, Controlling Law.

          In the construction of the Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a section shall be interpreted as a reference to a section of the Plan. The Plan shall be construed in accordance with the laws of the State of Georgia and applicable federal laws.

   11.4   No Contract of Employment.

          Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Employee or any person whomsoever the right to be retained in the service of any Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

   11.5   Legally Incompetent.

          The Administrative Committee may in its discretion direct that payment be made and the Trustee shall make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.

   11.6   Heirs, Assigns and Personal Representatives.

          The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

   11.7   Unsecured Creditor Rights.

          No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund other than that of a general unsecured creditor of the Controlling Company.

   11.8   Legal Action.

          In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee shall be the only necessary parties and no Participants, Employees, or former Employees of the Company, their Beneficiaries or any other person having or claiming to have an interest in the Plan shall be entitled to any notice of process; provided, that such notice as is required by the IRS and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity shall be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

   11.9   Severability.

          If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

   11.10  Exclusive Benefit; Refund of Contributions.

          No part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust.

   11.11  Predecessor Service.

          In the event a Participating Company maintains the Plan as successor to a predecessor employer who maintained the Plan, service for the predecessor employer shall be treated as service for the Participating Company.

   11.12  Plan Expenses.

          Expenses incurred with respect to administering the Plan and Trust shall be paid by the Trustee from the Trust Fund only to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it for its payment of such expenses.

          IN WITNESS WHEREOF, the Controlling Company has caused this Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.


                                 ATLANTA GAS LIGHT COMPANY


                                 By:  /s/ Robert L. Goocher

                                 Title: Executive Vice President


                                 Attest: /s/ Melanie M. Platt

                                 Title: Corporate Secretary


                                                 [CORPORATE SEAL]

                              SCHEDULE A

             EFFECTIVE DATES FOR PARTICIPATING COMPANIES



     Name of                        Effective Date
Participating Company              of Participation


Atlanta Gas Light Company          July 1, 1995

Georgia Gas Company (Draketown)    July 1, 1995

Chattanooga Gas Company            July 1, 1995

Georgia Gas Service Company        July 1, 1995

                              SCHEDULE B


        ITEMS EXCLUDED FROM "COMPENSATION" UNDER  1.15(3)(i)


PAYROLL CODE  DESCRIPTION


IMP LIFE      Imputed income attributable to employer provided life
              insurance over $50,000
AWARDS        Pay attributable to Y.E.S. Suggestions, Company awards
BONUS         Christmas bonus
BOND PAY      N/A
INTEREST      Mortgage rate interest differential payments
CAR ALLO      End of year allowance for persons with company cars
MOV EXPS      Moving expenses
PRO CERT      Professional certification bonus for attainment of the
              Professional Engineer, Attorney or Certified Public
              Accountant designation
3RD PRTY      Long term disability benefits paid during the year by 3rd
              party administrator and included in gross wages
E B P         Employee bonus plan
TUITION       Taxable tuition reimbursement
GRIP          Group replacement insurance plan premium gross-up
NTUITION      Nontaxable tuition reimbursement
MERIT         Lump sum merit payments in lieu of salary increases
EXEC PAY      Executive allowance fund end of year adjustment
SETTLEMT
(NONPERIODIC) Settlement as a result of arbitration or legal proceedings
RS/NQSTK      Restricted non-qualified stock
PROSPECT      For employees who have turned in prospects and merchandise has been sold to them
QSTK OPT      Qualified stock option
3PRTY TX      Tax paid on behalf of employee by 3rd party administrator on long term disability
NMOV EXP      Nontaxable moving expenses
FLEX $$$      FlexBenefits Plan benefit credits
FLEX IMP      Imputed income attributable to employer provided life
              insurance over $50,000 under FlexBenefits Plan
SEVERANCE PAY Severance Pay